Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-206466) of our report dated April 27, 2016, relating to the consolidated financial statements of JMU Limited, its subsidiaries, its variable interest entity (the “VIE”) and its VIE's subsidiaries, appearing in this Annual Report on Form 20-F of JMU Limited for the year ended December 31, 2016.

/s/Deloitte Touche Tohmatsu Certified Public Accountants LLP
Deloitte Touche Tohmatsu Certified Public Accountants LLP
Beijing, the People’s Republic of China
May 26, 2017